GMO TRUST
SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series "of the Trust as of August 31, 2002:

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

Fund                                    Shareholder

GMO Growth Fund                         Surdna Foundation Inc

GMO Growth Fund                    The Northern Trust Company, Trustee of The Aerospace Corporation Employees Retirement Plan Trust

GMO Value Fund                           Leland Stanford Junior University II

GMO International Small Companies Fund  Yale University

GMO U.S. Sector Fund                    Wadsworth Atheneum Museum of Art

GMO International Bond Fund             Saturn & Co A/C 4600712 c/o Investors Bank & Trust Company TR -
                                        FBO The John Hancock Mutual Life Insurance Company Pension Plan
GMO International Bond Fund             Bost & Co A/C NYXF1049812 (Verizon-IBF)

GMO Small Cap Growth Fund               Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation

GMO Emerging Markets Fund               Princeton University TR

GMO Currency Hedged International Bond Fund             GMO World Equity Allocation Fund

GMO Currency Hedged International Equity Fund           The Edna McConnell Clark Foundation

GMO Global Bond Fund                     Fresno County Employees' Retirement Association

GMO Global (U.S.+) Equity Allocation Fund            Bost & Co, Yale Trusts

GMO Core Plus Bond Fund                  Bost & Co A/C NYXF174740 (Verizon-Core Plus)

GMO Emerging Countries Fund             Duke University Long-Term (Endowment) Pool - Emerging c/o Duke Management Company

GMO Asia Fund                           Princeton University TR

GMO Tax-Managed International Equities Fund             Gordon Family Trust
GMO Tax-Managed International Equities Fund             The Northern Trust Mars Benefit Trust

GMO Intrinsic Value Fund                Princeton University TR

GMO Emerging Country Debt Share Fund            Sprint Corporate Master Trust

GMO Tax-Managed Small Companies Fund            Bost & Co A/C WBHF7000702 FBO W B Hilton Crut Mutual Fund Operations

GMO Foreign Small Companies Fund                Virginia Retirement System

GMO International Disciplined Equity Fund               Mac & Co A/C KREF0756022 Kresge Foundation
GMO International Disciplined Equity Fund               Northern Trust Company as Custodian FB The Nathan Cummings Foundation

GMO International Growth Fund           Bost & Co A/C NYXF1776502 (Verizon-Intl Growth) Mutual Funds Operations

GMO Small Cap Value Fund                Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation

GMO Global Ballanced Allocation Fund            GMO LLC

GMO Pelican                            The Chase Manhattan Bank as Trustee Corning Investment Plan



The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2002 through August 31, 2002:

Fund                                        Shareholder

GMO U.S. Core Fund              NRECA
GMO Value Fund                 American Express Trust Co. FBO American Express Trust Retirement Services Plans
GMO Tobacco-Free Core Fund    Northern Trust Company Custodian FBO Mayo Foundation (General) A/C# 26-1024, Attn Mr. Harry Hoffman
GMO Tobacco-Free Core Fund    Northern Trust Company as Trustee FBO Mayo Foundation (Pension) AC# 22-06943, Attn Mr. Harry Hoffman
GMO Short-Term Income Fund              Bost & Co A/C NYXF1049822 (Verizon-STIF)
GMO International Intrinsic Value Fund  State Street Bank as Trustee for the Electronic Data Systems Corporation
GMO International Intrinsic Value Fund  Trustees of Columbia University in the City of New York - Global
GMO International Intrinsic Value Fund  Sisters of the Holy Cross Inc. c/o Sister Mary Eliza Martin CSC General Treasurer
GMO International Intrinsic Value Fund  MD CO FBO Memorial Drive Trust c/o MDT Advisors Inc, Attn Kelly Corwin
GMO U.S. Sector Fund                    Cormorant Fund c/o GMO
GMO Emerging Country Debt Fund          San Francisco City & County Retirement System
GMO Emerging Country Debt Fund          Chase Manhattan Bank, TTEE for General Motors Employees Global Group Pension Trust
GMO Global Hedged Equity Fund           The Edna McConnell Clark Foundation
GMO Currency Hedged International Bond Fund    Metropolitan Opera Association Inc
GMO Currency Hedged International Bond Fund    The Edna McConnell Clark Foundation
GMO Foreign Fund                               Princeton University TR
GMO Foreign Fund                               Harris County Hospital District Pension Plan
GMO Foreign Fund           Fidelity Investments Institutional Operations Company Inc (FIIOC) as Agent for Certain Non-Qualified PLA
GMO World Equity Allocation Fund                Mars & Co (Bridgewater College) c/o Investors Bank & Trust Co
GMO Tax-Managed U.S. Equities Fund              Alexander Family Trust c/o Groves-Alexander
GMO Tax-Managed Small Companies Fund            Bank of America FBO William Barron Hilton Charitable Remainder Trust
GMO Foreign Small Companies Fund                The University of Chicago Attn Regina Manikowski

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